UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2010

US Ecology, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware	0-11688	95-3889638
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard, Suite 300 Boise, Idaho	83706
(Address of principal executive offices)	(Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Item 1.01	Entry Into a Material Definitive Agreement.

On September 13, 2010, US Ecology, Inc., (the “Company”) entered into a definitive share purchase agreement to acquire Stablex Canada, Inc. (“Stablex”), a leading North American provider of hazardous waste services, for $80 million Canadian dollars (“CAD”).  The transaction is expected to close on October 31, 2010 and is subject to normal and customer closing conditions, including a purchase price adjustment based on working capital.

The definitive share purchase agreement provides for the purchase of all of the outstanding shares of Stablex from Marsulex, Inc. [TSX:MLX], a Toronto, Ontario based provider of industrial services.  The purchase is being funded through a combination of cash on hand and borrowings under a $75 million revolving acquisition credit facility.

Item 7.01	Regulation FD Disclosure.

On September 13, 2010 the Company issued a press release announcing the execution of the definitive share purchase agreement.  A copy of the press release is attached to this report as Exhibit 99.1.

The Company hosted a conference call on Monday, September 13, 2010 at 4:30 p.m. Eastern Time (2:30 p.m. Mountain Time) to discuss this acquisition.  Attached as Exhibit 99.2 are the presentation materials that were provided during the conference call.

The information in this report (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

   (d)           Exhibits

Exhibit No.	Description

99.1	Press release issued by the Registrant on September 13, 2010

99.2	US Ecology, Inc., presentation materials – September 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US Ecology, Inc.
(Registrant)
Date: September 14, 2010	/s/ Jeffrey R. Feeler
Jeffrey R. Feeler Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Registrant on September 13, 2010

99.2	US Ecology, Inc., investor call presentation materials – September 13, 2010